Exhibit 99.1

GeneDx Announces Preliminary 2025 Financial Results and Provides 2026 Guidance
•Expects full year 2025 revenues of $427 million, with exome and genome revenue up 54% (58% excluding a one-time 2024 benefit)
•Expects fourth quarter 2025 revenues of $121 million, with exome and genome revenue up 32% (43% excluding a one-time 2024 benefit)
•Expects full year 2025 exome and genome volume growth of more than 30%, with the fourth quarter 2025 accelerating to 34.3%
•Expects full year 2025 and fourth quarter 2025 adjusted gross margin of 71%
•Issues full year 2026 guidance expecting revenues between $540 and $555 million, with 33-35% exome and genome growth

GAITHERSBURG, Md., January 12, 2026 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic insights, today reported preliminary financial results for the fourth quarter and full year of 2025.
“In 2025, GeneDx continued its journey of transforming the standard of pediatric care by accelerating the use of genomics to the earliest moment families need answers. In doing so, we delivered on our commitment to high growth and profitability, thanks to the relentless commitment of our team,” said Katherine Stueland, President and CEO of GeneDx. “As we enter 2026, GeneDx is accelerating. Powered by GeneDx Infinity – the world’s largest rare disease genomic dataset – and our AI‑driven platform, we are positioned for durable, profitable growth over the next several years while accelerating diagnoses for patients around the world. We are expanding – scaling across care settings, growing internationally, deepening partnerships across the healthcare ecosystem, and investing in the data and expertise that will define the next era of precision medicine – to make earlier diagnosis the norm, not the exception. Our growth is purposeful, and it is inseparable from our impact.”
Ms. Stueland will present at the 44th Annual J.P. Morgan Healthcare Conference on January 14th in San Francisco, CA. A live and archived webcast of the event and the accompanying presentation will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
“We delivered on our commitment to drive more than 30% growth for the year with volume growth rates accelerating each quarter. Accessioning more than 30,000 patients in the fourth quarter, we are demonstrating the power and momentum of our data, scale advantage, and commercial strength to drive sustained high growth and an attractive gross margin profile,” said Kevin Feeley, CFO of GeneDx. “As we look to 2026, we are operating from a position of financial strength, allowing us to invest in our commercial engine and innovation pipeline to open new markets and fuel high growth – expected to be 33% to 35% in 2026 – and an industry-leading business well into the future.”
Preliminary Full Year and Fourth Quarter 2025 Financial Results (Unaudited)
Management expects GeneDx to report:
Revenues
•Revenues of approximately $427 million for full year 2025, an increase of 41% year-over-year (previously raised guidance was $425 to $428 million)
•Revenues of approximately $121 million in the fourth quarter 2025, an increase of 27% year-over-year
•Exome and genome revenues of approximately $360 million for full year 2025, an increase of 54% year-over-year (58% excluding a one-time 2024 benefit) (previously raised guidance was 53% to 55%)
•Exome and genome revenues of approximately $104 million in the fourth quarter 2025, an increase of 32% year-over-year (43% excluding a one-time 2024 benefit)
Exome and genome volume
•Exome and genome test result volume of 97,271 for full year 2025, an increase of 30.5% year-over-year (guidance was at least 30% growth)
•Exome and genome test result volume of 27,761 in the fourth quarter, an increase of 34.3% year-over-year

Gross Margin
•Full year 2025 GAAP and adjusted gross margin of approximately 70% and 71%, respectively (previously raised guidance was adjusted gross margin of 70% to 71%)
•Fourth quarter GAAP and adjusted gross margin of approximately 70% and 71%, respectively, compared to adjusted gross margin of 70% in the fourth quarter of 2024
Full year and fourth quarter 2024 revenues and adjusted gross margin included a previously reported $6.8 million discrete benefit in connection with a multi-year appeal recovery from a single third-party payer. The fourth quarter 2024 benefit was composed of $5.8 million to exome and genome revenues and $1.0 million to other test lines.
Cash, cash equivalents, marketable securities and restricted cash of approximately $172 million as of December 31, 2025.
GeneDx Full Year 2026 Guidance
For full year 2026 management expects GeneDx to deliver:

Metric	Guidance
Revenue	$540 to $555 million
Growth in exome and genome revenue	33% to 35%
Growth in exome and genome volume	33% to 35%
Adjusted gross margin	At least 70%
Adjusted net income	Positive
GeneDx has not completed the preparation of its consolidated financial statements for the year ended December 31, 2025. The preliminary, unaudited results presented in this press release for the quarter and year ended December 31, 2025 are based on current expectations and are subject to adjustment, as the company completes the preparation of its 2025 year-end consolidated financial statements and its 2025 year-end audit. Adjusted gross margin and adjusted net income are non-GAAP financial measures. The Company is not able to reconcile the expected preliminary guided non-GAAP measures to the most directly comparable GAAP financial measures without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy.
GeneDx will release financial results for the fourth quarter and full year of 2025 before the market opens on Monday, February 23, 2026. On the same day, management will host a conference call to discuss financial and operating results at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Business Highlights
Strategic Expansion & Market Leadership
•Launched GeneDx Infinity™: Unveiled the world’s largest and most diverse rare disease dataset - including nearly 1 million exomes and genomes, more than 2.5 million genetic tests, and over 7 million phenotypic data points – that fuels the #1 genetic test.
•Expanded into general pediatrics: Unlocked GeneDx’s largest addressable opportunity to bring genomic testing to the front line of care for more families.
◦Commended the American Academy of Pediatrics for issuing updated guidance in June 2025, now recommending exome and genome sequencing as first-tier tests for children with global developmental delay or intellectual disability.
•Expanded into prenatal diagnostics: Announced GenomeDx Prenatal™, a phenotype-informed, trio-based whole genome sequencing test for pregnancies with fetal anomalies identified via ultrasound, enabling clinicians and expecting families to access actionable genomic insights during one of the most critical moments in pregnancy care.
•Launched ultraRapid genome sequencing: Offered accelerated, comprehensive and actionable genomic insights for neonatal and pediatric patients in the NICU and PICU in as soon as 48 hours.
•Expanded payer coverage: Secured Medicaid coverage for exome and genome sequencing in 8 new states (including CA, CO, OH), bringing the total states covering exome or genome sequencing in the pediatric outpatient setting to 37 and the total states covering rapid genome sequencing in the neonatal intensive care unit (NICU) to 17.
•Strengthened leadership: Positioned the company for the next phase of growth and scale to help more families with the power of our data, AI-driven technology, and clinical expertise.

◦Appointed Dr. Linda Genen, MD, MPH as Chief Medical Officer, Dr. Mimi Lee, MD, PhD, as Chief Precision Medicine Officer and Lisa Gurry as Chief Business Officer.
◦Appointed Dr. Thomas Fuchs, MD, PhD, to the board of directors, contributing his background at the intersection of AI and human health to support GeneDx’s business and mission.
Innovation & Clinical Leadership
•Granted FDA Breakthrough Device designation: Received designation for GeneDx ExomeDx™ and GenomeDx™ associated with causes of life-threatening diseases or genetic disorders to aid in diagnosis of symptomatic patients, underscoring GeneDx’s leadership in genomic medicine and critical role in delivering fast, accurate answers for patients with rare diseases.
•Acquired Fabric Genomics: Expanded delivery of genomic insights globally by enabling decentralized interpretation powered GeneDx Infinity.
•Advanced genomic newborn screening (gNBS): Extended leadership in genomic newborn screening through participation in key programs, including:
◦Announced participation in the nation’s first multi-state genomic newborn screening initiative, BEACONS (Building Evidence and Collaboration for GenOmics in Nationwide Newborn Screening), which launched with a $14.4 million award from the National Institutes of Health (NIH) to enroll up to 30,000 newborns in as many as 10 states over the next three years.
◦Announced a partnership with Florida’s Sunshine Genetics Network, the nation’s first state-backed genomic newborn screening program, to offer whole genome sequencing for newborns at select academic medical centers and hospitals.
◦Sequenced more than 22,000 newborns through the GUARDIAN (Genomic Uniform-screening Against Rare Disease In All Newborns) study, which was recognized as part of JAMA’s annual Research of the Year Roundup.
•Announced partnership with Komodo Health: Enhanced GeneDx Infinity with real-world patient insights from Komodo’s Healthcare Map® to create the most comprehensive, longitudinal dataset for rare disease.
•Unveiled Multiscore: Launched Multiscore, an advanced AI-powered decision support tool that improves diagnostic efficiency, streamlines workflows, and enhances clinical insights by harnessing GeneDx Infinity, publicly available data, and the power of artificial intelligence.
•Surpassed 1,100 total peer-reviewed studies: Added key publications to the most prolific and clinically impactful research portfolio in rare disease genomics, including the Seqfirst-neo study, a pioneering study conducted in partnership with Seattle Children’s and the University of Washington revealing that widespread use of rapid genome sequencing (rGS) demonstrates that at least 60% of level IV NICU infants should be receiving rGS.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future performance and our market opportunity, including our preliminary, unaudited fourth quarter and full year 2025 revenue, fourth quarter and full year 2025 adjusted gross margin, and growth in exome and genome revenue and test result volumes and, expectations for full year 2026 revenue, exome and genome revenue and test volumes, adjusted gross margin and adjusted net income. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our ability to pursue our new strategic direction. The foregoing list of factors is not exhaustive. A further list and description of risks, uncertainties and other matters can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

About GeneDx
GeneDx (Nasdaq: WGS) is the global leader in rare disease diagnosis, with a mission to empower everyone to live their healthiest life through genomics. GeneDx combines unmatched clinical expertise, advanced technology, and the power of GeneDx Infinity™ – the world’s largest rare disease genomic dataset. This unparalleled foundation powers GeneDx’s ExomeDx™ and GenomeDx™ tests – ranked #1 by expert geneticists and granted FDA Breakthrough Device designation – enabling clinicians to deliver precise, fast, and actionable diagnoses. GeneDx Infinity also fuels discovery for biopharma with the most powerful AI-driven genomic intelligence. A genomics pioneer over the last 25 years, diagnosing more than 4,800 genetic diseases and publishing more than 1,000 research publications, GeneDx is building the network that will drive the future of genomic precision medicine. For more information, visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com